Exhibit 10.1.i

FIRST AMENDMENT TO THE
AGL RESOURCES INC.
2006 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

This First Amendment to the AGL Resources Inc. 2006 Non-Employee Directors Equity Compensation Plan (the “Plan”), is made and entered into this 2nd day of May, 2007, by AGL Resources Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors of the Company has the right to amend the Plan with respect to certain matters; and

WHEREAS, the Board of Directors has approved and authorized this Amendment to the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the date hereof, in the following particulars:

1.

The Plan is hereby amended, effective as of May 2, 2007, by deleting Section 9 in its entirety and replacing it with the following:

9.           Changes in Capital Structure.  In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per share value of the shares of Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5 shall be adjusted proportionately, and the Board shall make such adjustments to the Plan as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Board may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to  awards; and (iii) any other adjustments that the Board determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, the authorization limits under Section 5 shall automatically be adjusted proportionately.

2.

Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

AGL RESOURCES INC.

By:           /s/ Melanie M. Platt
                 Melanie M. Platt, Senior Vice President